SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is made as of May 10, 1999, between THE NETWORK CONNECTION, INC., a Georgia corporation with principal executive offices located at 1324 Union Hill Road, Alpharetta, Georgia 30004, (the "Company"), and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Shaar Fund, Ltd. ("Shaar') are parties to that certain Securities Purchase Agreement (the "Shaar Purchase Agreement") dated October 23, 1998 pursuant to which Shaar purchased from the Company 1,500 shares of the Company's Series B 8% Convertible Preferred Stock, $1,000 Stated Value per share (the "Series B Shares");

     WHEREAS, in connection with Shaar's purchase of the Series B Shares, the Company and Shaar also entered into a Registration Rights Agreement dated October 23, 1998 (the "Registration Rights Agreement") pursuant to which the Company agreed to register certain shares of its capital stock for the benefit of Shaar;

     WHEREAS, the Company has failed to pay any dividends on the Series B Shares since the date of issuance and is therefore in arrears with respect to its dividend obligations;

     WHEREAS, the Company has defaulted with respect to its obligations under the Registration Rights Agreement and pursuant to the terms thereof is liable for certain damages stated therein on account of such default;

     WHEREAS, the Company purported to redeem the Series B Shares from Shaar by notice dated December 14, 1998, but such notice was defective and in any event, the Company failed to tender the redemption price of such Series B Shares to Shaar thereafter;

     WHEREAS, Shaar and Buyer have entered into a Securities Purchase Agreement (the "Series B Securities Purchase Agreement") pursuant to which Buyer will acquire the Series B Shares;

     WHEREAS, Shaar will transfer to Buyer Shaar's rights under the Registration Rights Agreement, Shaar's rights under the Shaar Purchase Agreement, and certain other rights Shaar obtained in connection with the purchase by Shaar of the Series B Shares;

     WHEREAS, it is a condition to the closing of the transactions between Buyer and Shaar that the Company execute this Agreement;

     WHEREAS, Buyer has agreed to waive all prior dividend arrearages on the Series B Shares to and including the date hereof, and to waive any and all prior defaults arising in connection with the Series B Shares, whether arising under the Registration Rights Agreement, the Shaar Purchase Agreement, any ancillary agreements with respect thereto (whether oral or written), or otherwise;

     WHEREAS, the Company has agreed to issue to Buyer 800 shares of the Company's Series C 8% Convertible Preferred Stock, $1,000 Stated Value per share (the "Series C Shares") having the designations rights, preferences, limitations, and privileges set forth in the Articles of Amendment to the Articles of Incorporation of the Company dated the date hereof (the "Amendment"), in consideration for such waivers;

     WHEREAS, Buyer is the holder of that certain Secured Promissory Note dated January 26, 1999, as amended by the Allonge to Secured Promissory Note dated January 29, 1999, the Second Allonge to Secured Promissory Note dated March 19, 1999, and the Third Allonge to Secured Promissory Note dated March 24, 1999 (collectively, the "Note"), made by the Company and payable to the order of Buyer in the current principal amount of $750,000;

     WHEREAS, Buyer and the Company have agreed to amend the Note by the issuance on the date hereof of that certain Fourth Allonge to Secured Promissory Note and Buyer has agreed to waive any alleged defaults through the date hereof under the Note; and

     WHEREAS, the parties wish to confirm that the Series B Shares issued and outstanding after the transfer thereof from Shaar to Buyer will be in full force and effect in accordance with their terms as they existed on the original date of issuance of such shares.

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. PURCHASE AND SALE OF SERIES C SHARES

     A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), 800 Series C Shares.

     B. Purchase Price; Form of Payment. In exchange for receipt of the Series C Shares, and the additional consents and assurances given by the Company pursuant to Article III herein, Buyer hereby agrees to waive, to the fullest extent permitted by law, all prior Company defaults and arrearages arising out of or related to the Series B Shares, including but not limited to, the Company's failure to file a registration statement with respect to the Common Stock as provided in the Registration Rights Agreement, the failure to have such registration statement declared effective by the Commission (as hereafter defined) the failure to pay Liquidated Damages as provided in the Registration Rights Agreement, the failure to declare or pay dividends on or with respect to the Series B Shares to and including the date hereof, and any and all defaults, events of default, and asserted failures and breaches by the Company under the Shaar Purchase Agreement and ancillary agreements related thereto (whether oral or written) with respect to redemption of Series B Shares or otherwise.

     II. BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants to and covenants and agrees with the Company as follows:

     A. Buyer is purchasing the Series C Shares and the shares of Common Stock issuable upon conversion of the Series C Shares (the "Conversion Shares" and, collectively with the Series C Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. Buyer is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iii) able to afford the loss of its investment in the Securities.

     C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

     D. Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Securities.

     E. Buyer acknowledges that it has been furnished with copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998 (collectively the "Commission Filings").

     F. Buyer acknowledges that in making its decision to purchase the Securities it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities by the Company.

     G. Buyer understands that the Securities have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     H. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     I. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     III. COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to and covenants and agrees with the Buyer as follows:

     A. Capitalization. 1. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 5,278,737 shares are outstanding on the date hereof and 2,500,000 shares of Preferred Stock, of which only 1,500 shares of Series B 8% Convertible Preferred Stock are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 1,863,096 shares of Common Stock. The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of accrued dividends on, the Series C Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock (including the Conversion Shares) that have been issued or granted to any person.

     2. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     B. Organization; Reporting Company Status. 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     2. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common

Stock is listed and traded on the NASDAQ Stock Market ("NASDAQ") and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

     C. Authorized Shares. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion, of the Series C Shares (assuming for purposes of this Section III.C. a Conversion Price (as defined in the Amendment) of $1.50 per share. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Series C Shares and the potential conversion of the Series C Shares the Common Stock. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series C Shares in accordance with this Agreement and the Series C Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement, the Amendment, the Fourth Allonge to Secured Promissory Note, and Amendment No. 1 to Registration Rights Agreement dated the date hereof (collectively, the "Transaction Documents"), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of this Agreement, the Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, has been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     E. Non-contravention. The execution and delivery by the Company of the Transaction Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, passage of time or both, would constitute a default) under (i) the Articles of Incorporation or By-laws of the Company or (ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets.

     F. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Series C Shares (or the Conversion Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

     G. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     H. Absence of Certain Changes. Except as disclosed in the Commission Filings, since the Balance Sheet Date (as defined in Section III.L.), there has not occurred any change, event or development in the business, financial condition, or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     I. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the Amendment or the Registration Rights Agreement.

     J. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

     K. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

     L. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of its audited balance sheet as at December 31, 1998 and the related audited statements of operations and cash flows for the fiscal year ended December 31, 1998 including the related notes and schedules thereto (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1998 is hereinafter referred to as the "Balance Sheet" and December 31, 1998 is hereinafter referred to as the "Balance Sheet Date." The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     M. Compliance with Laws; Permits. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

     N. Securities Law Matters. Based, in part on the representations and warranties of Buyer set forth in Article II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable United States state securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of Series C Shares or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Series C Shares (and the Conversion Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Series C Shares (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

     O. Internal Controls and Procedures. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

     P. Right of First Refusal. Other than a right of first refusal which expires on July 23, 1999, granted to Shaar under the terms of the Shaar Purchase Agreement (which right has been duly and properly assigned to Buyer and is in full force and effect), the Company does not have in effect any right of first refusal with any person with respect to the issuance or sale of Common Stock, securities convertible into Common Stock, or debt of the Company.

     Q. Environmental Matters. The operations of the Company are in material compliance with all applicable environmental laws and all permits issued pursuant to environmental laws or otherwise. The Company has not received since the Balance Sheet Date, any written communications alleging that it may be in violation of any environmental law or any permit issued pursuant to any environmental law, or may have any liability under any environmental law.

     R. Labor Matters. The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

     S. Tax Matters. The Company has filed all tax returns which it is required to file under applicable laws except for such tax returns in respect of which the failure to so file does not and could not have a Material Adverse Effect. All such tax returns as filed are true and correct in all material respects and have been prepared in accordance with all applicable laws. The Company is in compliance in all material respects with all provisions of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder which are applicable to it.

     T. Property. The Company has good and marketable title to all real and personal property (tangible and intangible, and including all technology rights and assets) owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, and except for the lien securing the obligation represented by the Note. The Company owns or possesses adequate and enforceable rights to all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted. To the best of the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any of the foregoing intellectual property. No claims have been asserted by any person to the ownership or use of such intellectual property and has no knowledge of any basis for such a claim.

     U. No Misrepresentation. To the Company's knowledge, no representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     V. Adequacy of Consideration. The Board of Directors of the Company has determined that the consideration to be received for the Series C Shares to be issued pursuant to the terms of this Agreement is adequate in accordance with
Section 14-2-621 of the Georgia Business Corporation Code.

     IV. COVENANTS AND ACKNOWLEDGMENTS.

     A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of Securities):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     B. Filings. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Buyer as required by all applicable Laws, and shall provide a copy thereof to the Buyer promptly after such filing.

     C. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall use its best efforts to file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     D. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange or the Nasdaq National Market System, the Company shall use its best efforts to maintain its listing of the Common Stock on the NASDAQ.

     E. Reserved Conversion Shares. Subject to Article 6 of the Amendment, the Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, of the Series C Shares (assuming for purposes of this Section IV.E., a Conversion Price of $1.50 per share. In the event the Current Market Price (as defined in the Amendment) declines to $1.25, the Company shall, within 10 days of the occurrence of such event, authorize and reserve for issuance such additional shares of Common Stock sufficient in number for the conversion, in full, of the Series C Shares, assuming for purposes of this Section IV.E. a Conversion Price of not greater than $ 1.00 per share, subject to Article 6 of the Amendment.

     F. The Series B Shares. 1. Consent to Transfer and Assignment. The Company hereby consents to the transfer of the Series B Shares from Shaar to Buyer, and further consents to the assignment referred to in Paragraph B of Article VIII of the Series B Securities Purchase Agreement, providing for the assignment by Shaar to Buyer of all of its rights under the Series B Stock.

     2. Series B Dividends. The Company confirms, represents and warrants that no dividends have been paid on or with respect to the Series B Shares since the date of issuance nor have funds been set aside for such purpose. After giving effect to the waiver referred to in Section I.B, dividends on the Series B Stock shall begin to accrue as of the date hereof.

     3. Redemption. The Company hereby withdraws the December 14, 1998 notice of redemption of the Series B Shares, and the Company and the Buyer hereby confirm, represent, warrant and acknowledge to one another that such notice of redemption, and any other agreement with respect to a redemption of Series B Shares (whether oral or written), is withdrawn or rescinded, and in either event is of no force or effect, and is void ab initio. The Company hereby acknowledges that the Series B Shares are issued and outstanding and have the designations, rights, preferences, limitations, and privileges set forth in the Company's Articles of Incorporation as in effect on the date such shares were originally issued. Neither the sending of the redemption notice referred to above nor the putative redemption resulting therefrom, nor any other act or failure to act has had the effect of terminating or limiting any dividend, conversion, registration, transfer, or other right of any such Series B Share, except and only to the extent specifically set forth in this Agreement

     V. TRANSFER AGENT INSTRUCTIONS.

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Common Stock issuable upon conversion of the Series C Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this
Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

     B. The Company shall permit Buyer to exercise its right to convert the Series C Shares by telecopying an executed and completed Notice of Conversion to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. Promptly after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company the Series C Shares being converted. The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Series C Shares (together with certificates evidencing any Series C Shares not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within ten business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

     C. The Company understands that a delay in the issuance of the shares of Common Stock issuable in lieu of cash dividends on the Series C Shares or upon the conversion of the Series C Shares beyond the applicable Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash dividends on the Series C Shares or upon conversion of the Series C Shares in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond ten
(10) business days from the Delivery Date referred to in Section V.B.):

                                                        Compensation For Each
                                                        500 Shares of Series C
                                                        Shares Not Converted
                                                        Timely or 500 Shares of
                                                        Common Stock Issuable
                                                        In Lieu of Cash
                                                        Dividends or
                                                        Compensation For Each
                                                        500 Shares of Series C
                                                        Shares Not Converted
                                                        Timely or 500 Shares of
                                                        Common Stock Issuable
                                                        In Lieu of Cash
No. Business Days                                       Dividends
-----------------                                       -----------------------
           1                                               $25
           2                                               $50
           3                                               $75
           4                                               $100
           5                                               $125
           6                                               $150
           7                                               $175
           8                                               $200
           9                                               $225
           10                                              $250
more than  10                                              $250 + 100 for each
                                                           Business Day Late
                                                           beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer (which actual damages shall be reduced by the amount of any compensation paid by the Company as described above in this
Section V.D.), and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the relevant Interest Payment Due Date, or the Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

     VI. CLOSING.

     The date and time of the issuance and sale of the Series C Shares (the "Closing Date") shall be the date hereof at 10:00 a.m. local time or such other as shall be mutually agreed upon in writing. The issuance and sale of the Securities shall occur on the Closing Date at the offices of Weil, Gotshal & Manages LLP, 767 Fifth Avenue, New York, New York.

     VII. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

     The Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

     A. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date;

     B. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     VIII. CONDITIONS TO BUYER'S OBLIGATIONS.

     The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

     A. Delivery by the Company of one or more certificates (I/N/O Buyer) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

     B. The accuracy in all material respects on the Closing Date of the representations and warranties made by the Company in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

     C. Buyer's having received an opinion of counsel for the Company, dated the Closing Date, substantially in the form of Annex I attached hereto.

     D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

     E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and forseeably would have a Material Adverse Effect.

     F. The Company shall have delivered to Buyer reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Note and this Agreement (including the fees and disbursements of Buyer's legal counsel in an amount not to exceed $50,000).

     G. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     H. Buyer's receipt of a duly executed Amendment No. 1 to Registration Rights Agreement in form and substance satisfactory to Buyer.

     IX. SURVIVAL; INDEMNIFICATION.

     A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

     2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

     C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

     2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section IX is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     X. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     XI. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, by facsimile with confirmation back if followed promptly by first class mail, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)      if to the Company, to:

                           The Network Connection, Inc.
                           1324 Union Hill Road
                           Alpharetta, Georgia 30004
                           Attention: Wilbur Riner

                           With a copy to:

                           Nixon, Hargrave, Devans & Doyle LLP
                           437 Madison Avenue
                           New York, New York 10022-7001
                           Attention: Peter W. Rothberg, Esquire


                  (2)      if to Buyer, to

                           Interactive Flight Technologies, Inc.
                           4041 North Central Avenue
                           Suite B 200
                           Phoenix, AZ 86012
                           Attention: Irvin R. Gross

                           with a copy to:

                           Mesirov Gelman Jaffe Cramer Jamieson, LLP
                           1735 Market Street
                           Suite 3800
                           Philadelphia, PA 19103-7598
                           Attn: Richard P. Jaffe, Esquire


The Company or Buyer may change the foregoing address by notice given pursuant to this Section XI.

     XII. CONFIDENTIALITY. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

     XIII. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                      THE NETWORK CONNECTION, INC.



                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:




                                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.



                                      By:
                                          ---------------------------------
                                          Name:
                                          Title: